POWER OF ATTORNEY

I, Barry L. Crow, Officer of Simmons First National Corporation, hereby constitute, appoint and authorize Piper Erwin, Shelly E. McMurtrey, or Randa Edwards to execute on my behalf any Form 3s, Form 4s or Form 5s required to be filed with the United States Securities and Exchange Commission at any time until such time as I revoke this power of attorney in writing.






12-27-2004                             /s/ Barry L. Crow
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Date                                   Signature